UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[   ]           Soliciting Material Pursuant to §240.14a-12

UNIVERSAL DISPLAY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]           No fee required.
[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
________________________________________________________________________________________

2.	Aggregate number of securities to which transaction applies:
________________________________________________________________________________________

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________________

4.	Proposed maximum aggregate value of transaction:
________________________________________________________________________________________

5.	Total fee paid:
________________________________________________________________________________________

[   ]           Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:
________________________________________________________________________________________

2.	Form, Schedule or Registration Statement No.:
________________________________________________________________________________________

3.	Filing Party:
________________________________________________________________________________________

4.	Date Filed:
________________________________________________________________________________________

UNIVERSAL DISPLAY CORPORATION
375 Phillips Boulevard
Ewing, New Jersey 08618

________________________

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 25, 2009
________________________

Dear Shareholders:

You are cordially invited to attend our 2009 Annual Meeting of Shareholders on Thursday, June 25, 2009, at 4:00 p.m., Eastern Time, at the Crowne Plaza Hotel (formerly the Holiday Inn on City Line Avenue), 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131.  We are holding the meeting to:

(1)	Elect seven members of our Board of Directors to hold one-year terms;

(2)	Approve our 2009 Employee Stock Purchase Plan;

(3)	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009; and

(4)	Transact any other business that may properly come before the shareholders at the meeting.

If you were the record owner of shares of our common stock at the close of business on April 9, 2009, you may attend and vote at the meeting.  If you cannot attend the meeting, you may vote by returning the enclosed proxy card or, if you hold your shares in “street name,” the enclosed voting instruction form.  Any shareholder of record may vote in person at the meeting, even if he or she has already returned a proxy card.  A list of all shareholders of record will be made available for review by registered shareholders both at the meeting and, during regular business hours, at our headquarters in Ewing, New Jersey for 10 days prior to the meeting.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Ewing, New Jersey
April 24, 2009
_____________________________________________________________________________________________

As promptly as possible, please complete, sign, date and return the enclosed proxy card or voting instruction form in the postage-paid return envelope provided.  Please fill out and return the proxy card or instruction form whether or not you expect to attend the annual meeting in person.  If you are a shareholder of record and you attend the meeting in person, you may revoke your proxy and vote your shares at that time.
_____________________________________________________________________________________________

UNIVERSAL DISPLAY CORPORATION
375 Phillips Boulevard
Ewing, New Jersey 08618
________________________

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 25, 2009
________________________

INFORMATION CONCERNING THIS SOLICITATION

The Board of Directors of Universal Display Corporation (we, us or the “Company”) is soliciting proxies for the 2009 Annual Meeting of Shareholders to be held on Thursday, June 25, 2009, at 4:00 p.m., Eastern Time, at the Crowne Plaza Hotel (formerly the Holiday Inn on City Line Avenue), 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 (the “Annual Meeting”).  This proxy statement contains important information for shareholders to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

At the Annual Meeting, our shareholders will be asked to vote upon:

(1)	the election of seven members of our Board of Directors to hold one-year terms;

(2)	a proposal to approve our 2009 Employee Stock Purchase Plan;

(3)	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009; and

(4)	such other business as may properly come before the shareholders at the Annual Meeting.

Voting materials, which include the proxy statement, a proxy card and our 2008 Annual Report to Shareholders, will be mailed to all registered shareholders beginning on or about April 24, 2009.  Shareholders holding their shares in “street name” should receive the proxy statement and a voting instruction form from their broker, bank or other custodian, nominee or fiduciary.  We will pay the expenses of these solicitations.  In addition to solicitation by mail, proxies may be solicited by telephone or in person by some of our officers, directors and regular employees or independent contractors who will not be specially engaged or compensated for such services.

Our principal executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618.  Our general telephone number is (609) 671-0980.

VOTING AT THE ANNUAL MEETING

Our Board of Directors has set April 9, 2009 as the record date for the Annual Meeting (the “Record Date”).  As of the Record Date, we had outstanding 36,316,903 shares of common stock and 200,000 shares of Series A Nonconvertible Preferred Stock.  Each holder of our common stock or Series A Nonconvertible Preferred Stock is entitled to one vote per share on all matters to be voted on at the Annual Meeting.  Holders of our common stock and Series A Nonconvertible Preferred Stock vote together as a single class on all matters.

Only shareholders of record as of the close of business on the Record Date may attend and vote at the Annual Meeting.  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Annual Meeting will constitute a quorum for purposes of that matter.  Shareholders of record who return a proxy card but abstain from voting or fail to vote on a particular matter will be considered “present” for quorum purposes with respect to the matter.  In addition, shares held by brokers or nominees who have notified us on a proxy card or otherwise in accordance with industry practice that they have not received voting instructions with respect to a particular matter and that they lack or have declined to exercise voting authority with respect to such matter (referred to in this proxy statement as “uninstructed shares”), will be considered “present” for quorum purposes with respect to the matter.  Votes not cast by brokers or nominees with respect to uninstructed shares are referred to in this proxy statement as “broker non-votes.”

The persons named in the enclosed proxy will vote the shares represented by each properly executed proxy as directed therein.  In the absence of such direction on a properly executed proxy card, the persons named in the enclosed proxy will vote “FOR” the persons nominated by our Board of Directors for election as directors and “FOR” the proposals to approve our 2009 Employee Stock Purchase Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm.  As to other items of business that may properly be presented at the Annual Meeting for action, the persons named in the enclosed proxy will vote the shares represented by the proxy in accordance with their best judgment.

A shareholder of record may revoke his or her proxy at any time before its exercise by giving written notice of such revocation to our Corporate Secretary.  In addition, any shareholder of record may vote by ballot at the Annual Meeting, even if he or she has already returned a proxy card.

The preliminary voting results will be announced at the Annual Meeting.  The final results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2009.

Your vote is important.  Please complete, sign and return the accompanying proxy card or voting instruction form whether or not you plan to attend the Annual Meeting.  If you plan to attend the Annual Meeting to vote in person and your shares are registered with our transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from that person or entity assigning you the right to vote your shares of common stock.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on June 25, 2009

This proxy statement and our 2008 Annual Report to Shareholders are available at www.universaldisplay.com in the “For Shareholders – SEC Documents” section.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at seven, all of whom are to be elected at the Annual Meeting.  Each director elected will serve until our next annual meeting of shareholders and such time as a successor has been selected and qualified, or until the director’s earlier death, resignation or removal.  Each nominee has consented to being nominated and to serve if elected.  If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by them in accordance with their best judgment.

Pursuant to our Amended and Restated Articles of Incorporation, the holder of our Series A Nonconvertible Preferred Stock is entitled to nominate and elect two of the members of our Board of Directors.  The holder of the Series A Nonconvertible Preferred Stock has waived this right with respect to the election of directors at the Annual Meeting.

All nominees are presently members of our Board of Directors whose terms expire at the Annual Meeting.  The nominees for election are as follows:

NOMINEES FOR ELECTION AS DIRECTORS

		Year First Became Director,
Name of Director	Age	Principal Occupations and Certain Directorships

Sherwin I. Seligsohn	73
Mr. Seligsohn is our Founder and has been the Chairman of our Board of Directors since June 1995. He also served as our Chief Executive Officer from June 1995 through December 2007, and as our President from June 1995 through May 1996. Mr. Seligsohn serves as the sole Director, President and Secretary of American Biomimetics Corporation, International Multi-Media Corporation, and Wireless Unified Network Systems Corporation. He is also Chairman of the Board of Directors, President and Chief Executive Officer of Global Photonic Energy Corporation. From June 1990 to October 1991, Mr. Seligsohn was Chairman Emeritus of InterDigital Communications, Inc. (InterDigital), formerly International Mobile Machines Corporation. He founded InterDigital and from August 1972 to June 1990 served as its Chairman of the Board of Directors. Mr. Seligsohn is a member of the Industrial Advisory Board of the Princeton Institute for the Science and Technology of Materials (PRISM) at Princeton University.

Steven V. Abramson	57
Mr. Abramson is our President and Chief Executive Officer, and has been a member of our Board of Directors since May 1996. Mr. Abramson served as our President and Chief Operating Officer from May 1996 through December 2007. From March 1992 to May 1996, Mr. Abramson was Vice President, General Counsel, Secretary and Treasurer of Roy F. Weston, Inc., a worldwide environmental consulting and engineering firm. From December 1982 to December 1991, Mr. Abramson held various positions at InterDigital, including General Counsel, Executive Vice President and General Manager of the Technology Licensing Division.

Sidney D. Rosenblatt	61
Mr. Rosenblatt has been our Executive Vice President, Chief Financial Officer, Treasurer and Secretary since June 1995, and has been a member of our Board of Directors since May 1996. Mr. Rosenblatt is the owner of and served as the President of S. Zitner Company from August 1990 through December 1998. From May 1982 to August 1990, Mr. Rosenblatt served as the Senior Vice President, Chief Financial Officer and Treasurer of InterDigital.

		Year First Became Director,
Name of Director	Age	Principal Occupations and Certain Directorships

Leonard Becker	85
Mr. Becker has been a member of our Board of Directors since February 2001. For the last 40 years, Mr. Becker has been a general partner of Becker Associates, which is engaged in real estate investments and management. He served on the Board of Directors of American Business Financial Services, Inc. (OTCBB: “ABFIQ.PK”), as well as on its compensation and audit committees, until March 2007. He also previously served as a director of Eagle National Bank and Cabot Medical Corporation.

Elizabeth H. Gemmill	63
Ms. Gemmill has been a member of our Board of Directors since April 1997. Since March 1999, she has been Managing Trustee and, more recently, President of the Warwick Foundation. From February 1988 to March 1999, Ms. Gemmill was Vice President and Secretary of Tasty Baking Company. Ms. Gemmill is Chairman of the Board of Philadelphia University and serves on the Board of Beneficial Mutual Bancorp, Inc., the Philadelphia College of Osteopathic Medicine, and the YMCA of Philadelphia and Vicinity. She previously served as a director of American Water Works Company, Inc. (NYSE: “AWK”) until it was sold in early 2003, and as a director of Philadelphia Consolidated Holdings Corporation (NASDAQ: “PHLY”) until it was sold in December 2008.

C. Keith Hartley	66
Mr. Hartley has been a member of our Board of Directors since September 2000. Since June 2000, he has been the President of Hartley Capital Advisors, a merchant banking firm. From August 1995 to May 2000, he was the managing partner of Forum Capital Markets LLC, an investment banking company. In the past, Mr. Hartley held the position of managing partner for Peers & Co. and Drexel Burnham Lambert, Inc. He also serves as a director of Idera Pharmaceuticals, Inc. (NASDAQ: “IDRA”) and Swisher International Group, Inc.

Lawrence Lacerte	56
Mr. Lacerte has been a member of our Board of Directors since October 1999. Since July 1998, he has been Chairman of the Board of Directors and Chief Executive Officer of Exponent Technologies, Inc., a company specializing in technology and Internet-related ventures. Prior to that time, he was the founder, Chairman of the Board of Directors and Chief Executive Officer of Lacerte Software Corp., which was sold to Intuit Corporation in June 1998.

Vote Required and Recommendation of our Board of Directors

Directors are elected by a plurality and the seven nominees who receive the most votes will be elected.  Shareholders may vote for or withhold their vote from each nominee, or the entire group of nominees as a whole.  Broker non-votes are not considered “votes cast” with respect to this proposal and will have no effect on the outcome of the election of directors.  Shareholders do not have cumulative voting rights with regard to the election of members of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES FOR DIRECTOR.

Director Independence

Our Board of Directors has determined that a majority of its members are “independent directors” within the meaning of applicable NASDAQ listing requirements.  Our independent directors are Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte.  In addition, based on these listing requirements, our Board of Directors has determined that Mr. Seligsohn, Mr. Abramson and Mr. Rosenblatt are not independent directors because they are all officers of the Company.

Our independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee and Compensation Committee.

Board Meetings and Committees; Annual Meeting Attendance

In 2008, our Board of Directors held eight meetings.  Six of our incumbent directors attended all of these meetings and one of our incumbent directors attended seven of the meetings.  Our Audit Committee held four meetings in 2008, and each member of the Audit Committee attended all of these meetings.  Our Compensation Committee held eight meetings in 2008.  Three members of the committee attended all of these meetings and one member of the committee attended seven of the meetings.

All incumbent directors and nominees for election as director are encouraged, but not required, to attend our annual meetings of shareholders.  All but one of the current members of our Board of Directors attended our annual meeting of shareholders in 2008.

Director Nominations

Our Board of Directors has not established a standing committee to nominate candidates for election as directors.  Instead, a majority of our independent directors recommend, and our full Board of Directors selects, the candidates that will be nominated to stand for election as directors at our annual meeting of shareholders.  Our Board of Directors believes that this process is appropriate given the relatively small size of our Board of Directors and the fact that each independent director already serves on both the Audit Committee and the Compensation Committee.  Since we do not have a nominating committee, our Board of Directors has not adopted a nominating committee charter.

In nominating candidates for election as directors, both our independent directors and our full Board of Directors consider the skills, experience, character, commitment and diversity of background of each potential nominee, all in the context of the requirements of our Board of Directors at that point in time.  Each candidate should be an individual who has demonstrated integrity and ethics, has an understanding of the elements relevant to the success of a publicly-traded company, and has established a record of professional accomplishment in such candidate’s chosen field.  Each candidate also should be prepared to participate in all Board and committee meetings that he or she attends, and should not have other personal or professional commitments that might reasonably be expected to interfere with or limit such candidate’s ability to do so.  Additionally, in determining whether to recommend a director for re-election, the director’s past attendance at Board and committee meetings is considered.

Our Board of Directors has no stated specific, minimum qualifications that must be met by candidates for election as directors.  However, in accordance with SEC rules and applicable NASDAQ listing requirements, at least one member of our Board of Directors is expected to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and a majority of the members of the Board are expected to meet the definition of “independent director” within the meaning of SEC rules and applicable NASDAQ listing requirements.

Any shareholder of record entitled to vote in the election of directors at an annual or special meeting of our shareholders may nominate one or more persons to stand for election to the Board at such meeting in accordance with the requirements of our Amended and Restated Bylaws.  In order to be considered by our Board of Directors in connection with the nominations process for our 2010 annual meeting of shareholders, all such director nominations must be received by our Corporate Secretary at our principal executive offices by February 25, 2010.  Each such submission must be in writing and must comply with the notice, information and consent provisions contained in our Amended and Restated Bylaws.  In addition, each such submission must include any other information required by Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Submissions should be addressed to our Corporate Secretary at the following address: Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

Our independent directors and the full Board of Directors will consider all candidates identified by shareholders through the processes described above, and will evaluate each of them, including incumbent directors, based on the same criteria.  Although we have no formal policy regarding shareholder nominees, our Board of Directors believes that shareholder nominees should be viewed in substantially the same manner as other nominees.  The consideration of any candidate for director will be based on an assessment of the individual’s background, skills and abilities, together with an assessment of whether such characteristics qualify the individual to fulfill the needs of our Board of Directors at that time.

Audit Committee

Our Board of Directors has established a standing Audit Committee.  The members of our Audit Committee are Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte.  Ms. Gemmill is the Chairperson of our Audit Committee.

Our Audit Committee operates pursuant to a written charter that complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ listing standards.  The Audit Committee Charter was last reviewed and updated by our Board of Directors on April 7, 2009, and a copy of the updated charter is publicly available through the “For Investors” section of our website at www.universaldisplay.com.

According to its charter, our Audit Committee is responsible for, among other things:

•	reviewing our financial statements and discussing these statements and other relevant financial matters with management and our independent registered public accounting firm;

•	selecting and evaluating our independent registered public accounting firm and approving all audit engagement fees and terms;

•	pre-approving all audit and non-audit services provided to us, including the scope of such services, the procedures to be utilized and the compensation to be paid;

•	assessing the effectiveness of our internal control system and discussing this assessment with management and our independent registered public accounting firm;

•
reviewing our financial reporting and accounting standards and principles, significant changes in these standards and principles, or in their application, and key accounting decisions affecting our financial statements, including alternatives to, and the rationale for, these decisions;

•
discussing with management and our independent registered public accounting firm, as appropriate, our risk assessment and risk management policies, including our major exposures to financial risk and the steps taken by management to monitor and mitigate these exposures; and

•
reviewing and investigating any matters pertaining to the integrity of management, including any actual or potential conflicts of interest or allegations of fraud, and the adherence of management to our standards of business conduct.

Each member of our Audit Committee meets the financial knowledge and independence criteria of the NASDAQ listing requirements.  Our Board of Directors has determined that Ms. Gemmill is an “audit committee financial expert” as such term is defined under SEC regulations, and that Ms. Gemmill meets the financial sophistication and independence standards mandated by the NASDAQ listing requirements.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with Company management the audited financial statements of the Company for the fiscal year ended December 31, 2008, as well as management’s assessment of the Company’s internal control over financial reporting as of December 31, 2008.  In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU § 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, including the opinion regarding internal control over financial reporting pursuant to PCAOB Auditing Standard No. 5.  The Audit Committee also has received the written disclosures and the letter from KPMG LLP required by the PCAOB, and has discussed the independence of KPMG LLP with that firm.  Based on the Audit Committee’s review of the matters noted above and its discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2008.

Respectfully submitted by the Audit Committee

Elizabeth H. Gemmill (Chairperson)
Leonard Becker
C. Keith Hartley
Lawrence Lacerte

Compensation Committee

Our Board of Directors has established a standing Compensation Committee.  The members of our Compensation Committee are Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte.  Ms. Gemmill is the Chairperson of our Compensation Committee.

Our Compensation Committee, which does not operate pursuant to a written charter, is responsible for, among other things:

•
recommending to the full Board of Directors the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer, Chief Financial Officer, Chief Technical Officer and Founder;

•	recommending to the full Board of Directors the compensation for service as a member of the Board of Directors or any Board committees;

•	reviewing and approving or ratifying management’s recommendations for equity compensation awards to other employees and consultants of the Company;

•
administering and discharging the duties imposed on the Committee under the terms of the Company’s Equity Compensation Plan and, if approved by shareholders, the Company’s Employee Stock Purchase Plan; and

•	performing such other functions and duties as are deemed appropriate by the full Board of Directors.

Our Compensation Committee has historically determined the compensation for the Company’s executive officers in two stages.  Base salary adjustments and perquisites and other benefits (life insurance coverage, automobile allowance, etc.) have been approved mid-year, to coincide with the annual employment anniversaries of these individuals with the Company.  Annual bonus equity compensation awards, long-term incentive equity compensation awards, and any special cash or non-cash awards have been granted at or shortly after year-end.  This enables the Committee to review the Company’s fiscal performance for the year in determining these grants.

For 2008, compensation for non-employee members of our Board of Directors was recommended by our Compensation Committee and approved in December 2007.  This compensation was paid in quarterly installments shortly following the end of each quarter during the year.  No separate compensation is awarded for committee service, and directors who are employees or officers of the Company do not receive compensation for their service on the Board.

In order to facilitate the Compensation Committee’s activities, Company management recommends to the Committee compensation for the Company’s executive officers and directors.  However, the Committee exercises independent judgment in determining compensation for the Company’s executive officers and directors, and in recommending this compensation to the full Board of Directors for approval.  As part of this process, the Committee meets in executive session to review and ultimately finalize its recommendations.

In 2007, the Compensation Committee engaged Hay Group as consultants to assist the Committee in evaluating whether to adopt a supplemental executive retirement plan (SERP) for certain of the Company’s executive officers.  Hay Group provided the Committee with a report outlining various design alternatives for the proposed plan, the prevalence of benefits offered by other companies with similar plans, projected cost estimates for implementation of the plan and a summary of other design and accounting considerations.  The Committee is still considering Hay Group’s report.

Compensation Committee Interlocks and Insider Participation

Each member of our Compensation Committee is an independent director under the NASDAQ listing requirements.  None of the members of our Compensation Committee were officers or employees of the Company or its subsidiary during 2008, were formerly officers of the Company or its subsidiary, or had any relationship with the Company since the beginning of 2008 that requires disclosure under Item 404 of Regulation S-K.  Nor have there been, since the beginning of 2008, any compensation committee interlocks involving our directors and executive officers that require disclosure under Item 407 of Regulation S-K.

Report of the Compensation Committee

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee

Elizabeth H. Gemmill (Chairperson)
Leonard Becker
C. Keith Hartley
Lawrence Lacerte

Shareholder Communications

Shareholders may send communications to our Board of Directors, or to individual members of our Board of Directors, care of our Corporate Secretary at the following address: Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.  In general, all shareholder communications sent to our Corporate Secretary for forwarding to our Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions.  However, our Corporate Secretary reserves the right to not forward to members of our Board of Directors any abusive, threatening or otherwise inappropriate materials.  Information on how to submit complaints to our Audit Committee regarding accounting, internal accounting controls or auditing matters can be found on the “For Investors” section of our website at www.universaldisplay.com.  The information on our website referenced in this proxy statement is not and should not be considered a part of this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Compensation and benefits programs are an important part of the relationship between our Company and its executive officers.  Compensation for our executive officers is intended to be competitive, thereby allowing us to attract, motivate and retain talented personnel.  We also seek to reward our executive officers for accomplishments and contributions to the Company’s long-term strategic and short-term business goals.

How We Determine Executive Compensation

Each year, our Compensation Committee reviews and approves the compensation for our executive officers.  This process begins with a review of the compensation paid to our executive officers in recent prior years.  We use prior compensation as a starting point because we believe, as a general matter, that executive compensation should remain relatively consistent from year-to-year.  The market for our OLED technologies and materials is still at an early stage, which poses risks for our business.  By keeping executive compensation relatively constant year-to-year, we provide a stable pay environment for our executive officers while they work to grow our business and revenues.

With prior compensation as a baseline, we then consider the extent to which we have achieved our business goals for the current year, including our goals for revenue growth, expense management, balance sheet stability, technical progress, new and expanded business relationships and increased shareholder value.  We also evaluate the individual performance of our executive officers in relation to the achievement of our business goals.  As part of this process, we reassess our business goals in relation to the actual growth of the OLED market over the past year.  Since many of our business goals depend on dynamic market factors outside of the control of our executive officers, we want to ensure that we measure our Company’s and their individual performance against goals that are realistic.

In addition, we consider the expected contributions of each individual executive officer to the future of our business.  This helps us determine the value of long-term incentive compensation awards to our executive officers, such as shares of restricted stock.  In determining these awards, we also consider the level of compensation that would be appropriate for motivating each individual executive officer to remain committed to our Company and its future success.  Since the OLED market is still at an early stage, our executive officers face a risk that our business might not ultimately succeed.  We believe that long-term incentive compensation awards to our executive officers help offset that risk.

Finally, we consider other factors that may be relevant.  With respect to 2008 compensation decisions, for example, we considered whether the downturn in the general economy should have any impact on compensation decisions respecting our executive officers.

Executive management makes recommendations to our Compensation Committee regarding all aspects of compensation for our executive officers.  However, final decisions on any major element of compensation, as well as total compensation for our executive officers, are made by our Compensation Committee.  Awards to our executive officers are then approved by our full Board of Directors.  Our Chief Executive Officer does not participate in Compensation Committee or Board deliberations regarding his compensation.  Also, meetings of our Compensation Committee are scheduled well in advance of the proposed meeting date, and the Committee does not establish equity grant dates in order to affect the value of any particular award.

In making compensation decisions, we consider publicly available information regarding the compensation paid to executives at other companies.  However, this information is not tabulated or summarized, and we do not engage in any form of compensation benchmarking.  Instead, comparisons are more generally based on industry norms and compensation packages as reported by the public news media.

In determining executive compensation, we consider the current value to our executive officers of compensation paid or issued to them for prior years.  However, we have not focused on gains or losses from prior option grants or other awards because we believe that those gains or losses are not particularly significant in relation to overall compensation, and that gains or losses from prior awards do not have a substantial effect on the future performance of our executive officers.  We also do not use tally sheets in determining compensation for our executive officers, and in 2008 we did not utilize any external consultants to assist us in determining executive compensation.

Elements of Compensation

For 2008, total compensation to our executive officers consisted of the following elements:

•	Base salaries;
•	Annual bonus equity compensation awards;
•	Long-term incentive equity compensation awards;
•	Special cash and non-cash awards; and
•	Perquisites and other benefits.

Our executive officers receive both cash and non-cash, or equity, compensation.  Equity compensation is further broken down into annual bonus awards that vest immediately, long-term incentive awards that typically vest with continued service over time, and special non-cash awards tied to particular events.  We utilize annual bonus awards and special cash and non-cash awards to reward our executive officers for their performance during the past year.  We use long-term incentive awards that vest over time largely to motivate our executive officers to perform in future years.  We believe that each of these components is an important and necessary element of executive compensation.

Actual compensation amounts are determined by our Compensation Committee in its discretion.  However, the mix of compensation components has remained relatively consistent year-to-year, in large part because there are few similarly situated companies with which we compare ourselves, and because our executive officers have come to expect an element of consistency in their compensation over time.

Should unusual events or circumstances occur which have a material impact on our Company, we would expect the Compensation Committee to consider them in deciding whether to make any significant changes in executive compensation.  With respect to 2008, the Committee considered whether general economic conditions should have any impact on our executive compensation.  Ultimately, the Committee determined that there is, at present, a limited connection between the Company’s growth and development and the current state of the overall economy.

Base salaries

We believe that there is a general expectation by our executive officers that their base salaries will remain relatively consistent year-to-year, subject to limited merit-based adjustments.  We also believe that this relatively simple approach is commonly used to determine the base salaries of executives at other small companies.  More substantial adjustments in the base salaries of our executive officers may be warranted in the future when the market for our OLED technologies and materials matures, or under circumstances different from those in our current environment.

In 2008, the base salaries of Mr. Seligsohn, Mr. Abramson and Mr. Rosenblatt were moderately increased over the prior year.  This was consistent with prior year base salary increases for these executive officers, and with increases in the base salaries of our other employees during 2008.  The increases were primarily merit-based and intended to reward our executive officers for their overall performance on behalf of the Company.  To a lesser extent, the increases were intended to offset increases in the cost of living, although no actual survey of cost of living indices was conducted.  The base salaries of Mr. Seligsohn, Mr. Abramson and Mr. Rosenblatt were adjusted effective as of July 1, 2008, the annual employment anniversary date for each of these individuals.

In 2008, the base salary of Dr. Brown was increased significantly over the prior year in conjunction with Dr. Brown having been promoted to Senior Vice President and Chief Technical Officer.  This increase reflects the significance of Dr. Brown’s role with the Company.  Dr. Brown’s base salary was adjusted effective as of June 22, 2008, her annual employment anniversary date.

Ms. Mahon became an executive officer of the Company effective January 1, 2008, which was also her annual employment anniversary date.  In conjunction with this change in status, Ms. Mahon was given the additional title of General Manager of Material Supply Business.   Ms. Mahon’s base salary was adjusted commensurate with her receiving this additional title and becoming an executive officer of the Company.  Thereafter during 2008, Ms. Mahon did not receive a base salary adjustment.

Consistent with previous years, all adjustments to the salaries of Mr. Seligsohn, Mr. Abramson, Mr. Rosenblatt and Dr. Brown were recommended by executive management and approved by our Compensation Committee at a meeting held on August 5, 2008.

As in the past, each of Mr. Abramson and Mr. Rosenblatt received the same base salary in 2008.  This reflects our historic practice of treating these two individuals equally based on their longstanding dedication and commitment to the Company, and the comparable value that each of them has provided and continues to provide to our business success.

As in prior years, Mr. Seligsohn’s base salary for 2008 was set taking into account his shared duties and responsibilities for other companies that he previously founded.  Most notable in this regard is Global Photonic Energy Corporation (GPEC), a privately-held corporation of which Mr. Seligsohn and his family are the largest shareholders, and for which Mr. Seligsohn serves as Chairman of the Board of Directors and Chief Executive Officer.

Annual bonus equity compensation awards

Bonus equity compensation awards are typically awarded to our executive officers on an annual basis at or shortly after the end of each calendar year.  These awards have historically taken the form of immediately-vesting shares of our common stock, and this practice continued with the awards made for 2008.  The awards are determined based on both Company and individual performance during the prior year.  They are recommended by executive management and approved by our Compensation Committee and full Board of Directors.

Our Compensation Committee did not set formal performance goals and corresponding awards for the Company’s executive officers for 2008.  As it had in prior years, the Committee determined that the awards to the Company’s executive officers for 2008 would be recommended by the Committee in its discretion, taking into consideration the Company’s financial results, business performance and other relevant factors, at year-end.  The Committee concluded that this approach was appropriate in light of the early stage of the OLED market and the difficulty in assessing the Company’s performance by traditional financial metrics.

Bonus equity compensation awards to our executive officers for 2008 were recommended by our Compensation Committee and approved by our full Board of Directors at meetings held on January 6, 2009.  On that date, the closing price of our common stock on the NASDAQ Global Market was $10.12 per share.  The awards took the form of immediately vesting shares of our common stock in the following amounts:  Mr. Seligsohn – 19,762 shares; Mr. Abramson – 34,584 shares; Mr. Rosenblatt – 34,584 shares; Dr. Brown – 22,727 shares; and Ms. Mahon – 8,399 shares.  Portions of the shares awarded were withheld in consideration of the Company’s payment of associated payroll taxes on behalf of these individuals.  The number of shares so withheld were as follows:  Mr. Seligsohn – 6,433 shares; Mr. Abramson – 14,215 shares; Mr. Rosenblatt – 14,216 shares; Dr. Brown – 7,297 shares; and Ms. Mahon – 3,530 shares.

Based on the closing price of our common stock on each respective grant date, the bonus equity compensation awards to Mr. Seligsohn, Mr. Abramson and Mr. Rosenblatt for 2008 were of the same value as corresponding awards that these individuals received for 2007.  Our executive management recommended, and the Committee agreed, that this was appropriate given our current business and financial situation.  In recommending the awards, executive management noted that the Company had accomplished many of its business goals for 2008, but that not all of these business goals were achieved based mainly on slower than expected growth of the OLED market.

The bonus equity compensation awards to Dr. Brown and Ms. Mahon for 2008 were each moderately increased over the prior year.  Our executive management recommended these increases based on Dr. Brown having been promoted to Senior Vice President and Chief Technical Officer, and Ms. Mahon having become an executive officer and received the additional title of General Manager of Material Supply Business.

For the reasons indicated earlier, Mr. Abramson and Mr. Rosenblatt again received the same bonus equity compensation awards for 2008, and Mr. Seligsohn’s award was set taking into account his shared duties and responsibilities for GPEC and other companies.

Long-term incentive equity compensation awards

Long-term incentive equity compensation awards are typically granted to our executive officers on an annual basis in conjunction with the grant of annual bonus equity compensation awards to these individuals.  These awards previously were issued in the form of options to purchase shares of our common stock.  However, due to changes in the financial accounting rules based on the adoption of FAS 123R, this practice was discontinued for years after 2005.  Since then, long-term incentive equity compensation awards to our executive officers have taken the form of restricted shares of our common stock.  The shares vest over a period of time and vesting is contingent on the officer continuing to be employed by us on the vesting date.

We use long-term incentive equity compensation awards to link the compensation paid to our executive officers with their future performance and the future performance of our common stock.  We believe that this helps align the interests of our executive officers with those of our shareholders.  We also use these awards to encourage our executive officers to remain with the Company through the applicable vesting period.  As with other compensation to our executive officers, long-term incentive equity compensation awards are recommended by executive management and approved by our Compensation Committee and full Board of Directors.

Long-term incentive equity compensation awards to our executive officers were approved at meetings of our Compensation Committee and full Board of Directors on January 9, 2008.  These awards took the form of restricted shares of our common stock as follows:  Mr. Seligsohn – 10,905 shares; Mr. Abramson – 16,357 shares; Mr. Rosenblatt – 16,357 shares; Dr. Brown – 10,905 shares; and Ms. Mahon – 3,271 shares.  The shares vest in equal increments of one-third each on the next three anniversaries of the grant date, provided that the officer is an employee of the Company on the applicable vesting date.  We consider one-third of these share awards to be compensation to our executive officers for each of the years 2008, 2009 and 2010.

The first one-third of the restricted share awards granted to our executive officers on January 9, 2008 vested on January 9, 2009.  This resulted in the issuance of shares of common stock to our executive officers as follows:  Mr. Seligsohn – 3,635 shares; Mr. Abramson – 5,453 shares; Mr. Rosenblatt – 5,453 shares;  Dr. Brown – 3,635 shares; and Ms. Mahon – 1,091 shares.  The second one-third of restricted share awards previously granted to our executive officers on January 9, 2007 also vested on January 9, 2009.  This resulted in the issuance of additional shares of common stock to our executive officers as follows:  Mr. Seligsohn – 4,563 shares; Mr. Abramson – 6,844 shares; Mr. Rosenblatt – 6,844 shares;  Dr. Brown – 4,563 shares; and Ms. Mahon – 1,369 shares.  As with other equity awards that we grant, portions of the vesting shares were withheld in consideration of the Company’s payment of associated payroll taxes on behalf of these officers.  The number of shares so withheld were as follows:  Mr. Seligsohn – 2,419 shares; Mr. Abramson – 4,859 shares; Mr. Rosenblatt – 4,859 shares; Dr. Brown – 2,419 shares; and Ms. Mahon – 888 shares.

As with other compensation, Mr. Abramson and Mr. Rosenblatt received the same long-term incentive equity compensation awards, and Mr. Seligsohn’s award was set taking into account his shared duties and responsibilities for GPEC and other companies.

Special cash and non-cash awards

From time to time, we issue special cash and non-cash awards to our employees, including our executive officers.  For example, we have historically awarded a small amount of equity compensation to our employees in connection with the filing and issuance of U.S. patents on which they are named inventors.  From time to time, we have also issued cash awards to our employees in connection with their having achieved special recognition in their field or in the industry.  We believe that these awards are a small but important component of compensation intended to recognize our employees for special individual accomplishments that are likely to benefit us and our business.

Our executive management recommended, and our Compensation Committee approved, a total of $2,000 in special non-cash awards to Dr. Brown during 2008.  These awards were granted in recognition of the filing of four U.S. patent applications on which Dr. Brown was a named inventor.  For each patent application, Dr. Brown received an award of $500.  The actual number of shares was determined based on the closing price of the common stock on the NASDAQ Global Market on the date of grant, with any remaining amounts after the issuance of whole numbers of shares being paid to Dr. Brown in cash.  As with other equity awards, some of the shares were withheld in consideration of the Company’s payment of associated payroll taxes on behalf of Dr. Brown.

These share awards to Dr. Brown were granted consistent with our historical practice of awarding equity compensation based on the filing and issuance of U.S. patents on which our employees are named inventors.  We did not issue any other special cash or non-cash awards to our executive officers in 2008.

Perquisites and other benefits

We provide benefits to all of our employees, including our executive officers.  These include paid time off, paid sick time, Company-sponsored life, short-term and long-term disability insurance, individual and family medical and dental insurance, 401(k) plan matching contributions, and other similar benefits.  We believe that these benefits are an important factor in helping us maintain good relations with our employees and in creating a positive work environment.

For some of these employee benefits, the actual amount provided depends on the employee’s salary, such that our higher-salaried employees, including our executive officers, receive total benefits that are greater than those of other employees. For example, matching contributions under our 401(k) plan were the maximum permissible amount of $6,900 for each of our executive officers in 2008.

We also made life and disability insurance premium payments on behalf of our executive officers in 2008.  Again, the actual amount of these payments depends in part on the employee’s age and salary, such that payments made on behalf of our older or higher-salaried employees, which includes our executive officers, will be greater than those made on behalf of other employees.  These life insurance premium payments were also higher for our executive officers because they are entitled to a benefit equal to two times their annual base salary, as compared to our other employees who are entitled to a benefit equal to their annual base salary.  In addition, we made premium payments for supplemental disability insurance coverage for Mr. Abramson and Mr. Rosenblatt.  However, the dollar value of all of these payments was relatively small compared to the total compensation paid to our executive officers for the year, and in any event we consider these type of benefits to be standard components of executive compensation at most companies.

In 2008, we provided an automobile allowance of $500 per month to each of Mr. Abramson and Mr. Rosenblatt, and we attributed $517 in income to Mr. Seligsohn’s for his use of a Company-owned automobile.  In addition, we reimbursed Mr. Seligsohn, Mr. Abramson and Mr. Rosenblatt for reasonable expenses associated with the automobiles they used to commute to our offices in Ewing, New Jersey, such as expenses for automobile repairs and insurance.  All of these individuals live a considerable distance from our offices in Ewing, New Jersey, such that we believe it is appropriate to partially compensate them for their work-related automobile usage.  Again, we do not consider this additional benefit to be a substantial component of executive compensation.

Our executive officers have been receiving the benefits described above for the past several years.  Our Compensation Committee approved continuation of these benefits for our executive officers at a meeting held on August 5, 2008.  This approval occurred in conjunction with the Committee’s approval of annual base salary increases for our executive officers.

Our Compensation Committee is evaluating whether to adopt a supplemental executive retirement plan (SERP) for certain of our executive officers.  In 2007, the Committee engaged Hay Group to provide a report outlining various design alternatives for the proposed plan, the prevalence of benefits offered by other companies with similar plans, projected cost estimates for implementation of the plan and a summary of other design and accounting considerations.  The Committee is considering Hay Group’s report as part of its ongoing effort to evaluate design alternatives for the proposed SERP.

Stock Ownership Guidelines

We do not have any stock ownership guidelines for our executive officers.  However, all of our executive officers are major shareholders in the Company, and all have substantial holdings of outstanding stock, vested stock options and stock purchase warrants.  We believe that these current holdings are sufficient to ensure that our executive officers remain committed to our Company and its business.

Recovery of Bonuses

We do not have any formal policy respecting the recovery of bonuses or other amounts from our executive officers due to the restatement or adjustment of any performance measures on which they were based.  Since bonus and other equity compensation awards to our executive officers have not been based on any specific or measurable performance objectives, we do not believe that such a policy is appropriate at this time.

Change in Control Payments

In April 2003, we entered into change in control agreements with our executive officers.  These agreements were amended and restated in November 2008 in order to bring them into compliance with the strict timing and documentary requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.  Both the original agreements and the amended and restated agreements were approved by our Board of Directors.

The change in control agreements provide for certain cash payments and other benefits to our executive officers in the event that their employment is terminated, or their responsibilities are substantially reduced, in connection with a change in control of the Company.  We believe that these agreements help to reinforce and encourage the continued attention and dedication of our executive officers to the Company in the event they are asked to help facilitate a change in control.

Under the change in control agreements, our executive officers would receive benefits equal to two times their base salaries and annual bonuses, plus ancillary benefits relating to life and disability insurance, medical and dental coverage and employment outplacement services.  The change in control agreements utilize a “double-trigger” mechanism because we believe that our executive officers should only receive these benefits if they suffer a reduction in employment status associated with a change in control.  The agreements also include “gross-up” provisions that would compensate our executive officers for any taxes they might owe in connection with receipt of these benefits.

We believe that the terms of the change in control agreements for our executive officers are reasonable and appropriate for a small company with new and exciting technologies such as ours.  More detailed information about these agreements and the specific benefits and compensation payable to our executive officers in connection with a change in control are set forth elsewhere in this proxy statement.

Tax Consequences of Our Compensation Program

Internal Revenue Code §162(m)

In determining the total compensation payable to our executive officers, we considered the potential impact of Section 162(m) of the Internal Revenue Code (the “IRC”).  Section 162(m) disallows any publicly-held corporation from taking a tax deduction for compensation in excess of $1 million paid to its executive officers in any taxable year, unless that compensation is performance-based.  Our policy is that executive compensation qualify for deductibility under applicable tax laws to the extent consistent with our overall compensation objectives.  For 2008, Section 162(m) did not limit the deductibility of the compensation paid to any of our executive officers.

Internal Revenue Code §409A

Section 409A of the IRC provides that nonqualified deferred compensation benefits are includible in an employee’s income when vested, unless certain requirements are met.  If these requirements are not met, employees are also subject to an additional income tax and interest.  All of our compensation plans and arrangements presently meet these requirements.  Change in control agreements with our executive officers were amended in November 2008 to ensure compliance with these requirements.  As a result, all of our executive officers will be taxed when any deferred compensation is actually paid to them, and we will be entitled to a tax deduction at that time.

Internal Revenue Code §280G

Section 280G of the IRC disallows a company’s tax deduction for “excess parachute payments.”  Additionally, Section 4999 of the IRC imposes a 20% excise tax on any person who receives excess parachute payments.  Presently, all of our executive officers are entitled to payments upon the termination of their employment following a change in control of the Company, some of which may qualify as “excess parachute payments.”  Accordingly, our tax deduction for any such excess parachute payments would be disallowed under Section 280G of the IRC.  Moreover, we are required to make additional payments to these individuals to cover any excise taxes imposed on them by reason of the payments they receive in connection with a change in control.  As previously indicated, we believe that this tax “gross-up” obligation is reasonable and appropriate given our current size and status.

Summary Compensation Table

The following table provides information on the compensation of our Chief Executive Officer, our Chief Financial Officer and our other executive officers for services in all capacities to the Company and its subsidiaries for 2008, 2007 and 2006.  This group is referred to in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Sherwin I. Seligsohn Founder and Chairman of the Board (1)	2008	295,931	–––	331,989(2)	–––	20,573(3)	648,493
	2007	279,404	–––	264,960(4)	–––	19,673(5)	564,037
	2006	263,796	–––	200,000(6)	2,338(7)	20,564(8)	486,698
Steven V. Abramson President and Chief Executive Officer(1)	2008	489,149	–––	547,982(2)	–––	25,303(9)	1,062,433
	2007	461,829	–––	447,423(4)	–––	28,418(10)	937,670
	2006	436,030	–––	350,000(6)	–––	23,185(11)	809,215
Sidney D. Rosenblatt Executive Vice President and Chief Financial Officer	2008	489,149	–––	547,982(2)	–––	34,166(12)	1,071,296
	2007	461,829	–––	447,423(4)	–––	32,984(13)	942,236
	2006	436,030	–––	350,000(6)	–––	27,220(14)	813,250
Julia J. Brown, Ph.D. Senior Vice President and Chief Technical Officer	2008	326,553	–––	361,995(2)(15)	–––	9,023(16)	697,572
	2007	289,002	–––	289,957(4)	1,790(17)	8,283(18)	589,032
	2006	272,657	25,000(19)	200,000(6)	2,239(20)	8,508(21)	508,404
Janice K. Mahon Vice President of Technology Commercialization and General Manager of Material Supply Business	2008	243,032	–––	124,591(2)	–––	9,106(22)	376,729
	2007	–––	–––	–––	–––	–––	–––
	2006	–––	–––	–––	–––	–––	–––
_______________

(1)
Effective as of January 1, 2008, Mr. Seligsohn was appointed to the newly-created officer position of Founder and Chairman of the Board, and Mr. Abramson was named our President and Chief Executive Officer.

(2)
This amount reflects the compensation expense recognized by the Company for 2008 with respect to all stock awards to the Named Executive Officers, regardless of the date made or the compensation year to which they relate.  The amount includes the 2008 expense associated with unrestricted shares of common stock granted to the Named Executive Officer on January 6, 2009, and restricted shares of common stock granted to the Named Executive Officer on January 9, 2007 and January 9, 2008, portions of which grants vested on January 9, 2009.  With respect to all awards, shares of common stock were withheld for the payment of associated payroll taxes.  These awards are discussed in greater detail in the section of this proxy statement entitled “Compensation Discussion and Analysis,” under the headings “Annual bonus equity compensation awards” and “Long-term incentive equity compensation awards.”

(3)	Based on (a) auto expense reimbursements and allowance of $1,064; (b) life and disability insurance premium payments of $12,609; and (c) 401(k) plan contributions of $6,900.

(4)
This amount reflects the compensation expense recognized by the Company for 2007 with respect to all stock awards to the Named Executive Officers, regardless of the date made or the compensation year to which they relate.  The amount includes the 2007 expense associated with unrestricted shares of common stock granted to the Named Executive Officer on January 9, 2008, and restricted shares of common stock granted to the Named Executive Officer on January 9, 2007, portions of which grants vested on January 9, 2008.  With respect to all awards, shares of common stock were withheld for the payment of associated payroll taxes.  These awards are discussed in greater detail in the section of this proxy statement entitled “Compensation Discussion and Analysis,” under the headings “Annual bonus equity compensation awards” and “Long-term incentive equity compensation awards.”

(5)	Based on (a) auto expense reimbursements and allowance of $919; (b) life and disability insurance premium payments of $12,004; and (c) 401(k) plan contributions of $6,750.

(6)
This amount reflects the compensation expense recognized by the Company for 2006 with respect to all stock awards to the Named Executive Officers, regardless of the date made or the compensation year to which they relate.  The amount includes the 2006 expense associated with unrestricted shares of common stock granted to the Named Executive Officer on January 9, 2007.  With respect to all awards, shares of common stock were withheld for the payment of associated payroll taxes.  These awards are discussed in greater detail in the section of this proxy statement entitled “Compensation Discussion and Analysis,” under the heading “Annual bonus equity compensation awards.”

(7)	FAS 123R grant date value of 250 stock options, with an exercise price of $12.40 per share, granted on June 20, 2006 as a bonus for the issuance of a U.S. patent that was assigned to the Company.

(8)	Based on (a) auto expense reimbursements of $570; (b) life and disability insurance premium payments of $13,394; and (c) 401(k) plan contributions of $6,600.

(9)	Based on (a) auto expense reimbursements and allowance of $7,045; (b) life and disability insurance premium payments of $11,358; and (c) 401(k) plan contributions of $6,900.

(10)	Based on (a) auto expense reimbursements and allowance of $7,927; (b) life and disability insurance premium payments of $13,741; and (c) 401(k) plan contributions of $6,750.

(11)	Based on (a) auto expense reimbursements and allowance of $3,957; (b) life and disability insurance premium payments of $12,628; and (c) 401(k) plan contributions of $6,600.

(12)	Based on (a) auto expense reimbursements and allowance of $7,559; (b) life and disability insurance premium payments of $19,707; and (c) 401(k) plan contributions of $6,900.

(13)	Based on (a) auto expense reimbursements and allowance of $8,743; (b) life and disability insurance premium payments of $17,491; and (c) 401(k) plan contributions of $6,750.

(14)	Based on (a) auto expense reimbursements and allowance of $2,983; (b) life and disability insurance premium payments of $17,637; and (c) 401(k) plan contributions of $6,600.

(15)
Also based on (a) 24 shares of common stock granted on June 19, 2008 as a bonus for the issuance of a U.S. patent application that was assigned to the Company; (b) 64 shares of common stock granted on November 4, 2008 as a bonus for the issuance of two U.S. patent applications that were assigned to the Company; (c) 39 shares of common stock granted on December 18, 2008 as a bonus for the issuance of a U.S. patent application that was assigned to the Company; and (d) 51 shares of common stock withheld for payment of $569 in associated payroll taxes.

(16)	Based on (a) life and disability insurance premium payments of $2,123; and (b) 401(k) plan contributions of $6,900.

(17)	FAS 123R grant date value of 250 stock options, with an exercise price of $14.16 per share, granted on January 15, 2007 as a bonus for the issuance of a U.S. patent that was assigned to the Company.

(18)	Based on (a) life and disability insurance premium payments of $1,533; and (b) 401(k) plan contributions of $6,750.

(19)	Cash bonus in recognition of being named a Fellow of the Institute of Electrical and Electronics Engineers.

(20)
FAS 123R grant date value of 250 stock options, with an exercise price of $11.89 per share, granted on January 17, 2006 as a bonus for the filing of a U.S. patent application that was assigned to the Company.

(21)	Based on (a) life insurance premium payments of $1,908; and (b) 401(k) plan contributions of $6,600.

(22)	Based on (a) life and disability insurance premium payments of $2,206; and (b) 401(k) plan contributions of $6,900.

Compensation to each of the named executive officers for 2008, 2007 and 2006 consisted of the following:

•	Base salary, paid in cash;

•	In the case of Dr. Brown, a cash bonus for 2006 in recognition of her having been named a Fellow of the Institute of Electrical and Electronics Engineers;

•	Discretionary awards of common stock granted as performance bonuses for 2008 on January 6, 2009, for 2007 on January 9, 2008, and for 2006 on January 9, 2007;

•
Discretionary awards of restricted common stock granted as long-term incentive equity compensation on January 9, 2008 and January 9, 2007, the portion of such awards considered as compensation for 2007 having vested on January 9, 2008, and the portion of such awards considered as compensation for 2008 having vested on January 9, 2009;

•
In the case of Mr. Seligsohn and Dr. Brown, unrestricted stock and/or stock option awards granted as bonuses for the filing of U.S. patent applications or the issuance of U.S. patents on which they are named inventors, and with respect to which the Company is the assignee; and

•	Perquisites in the form of auto expense allowances and reimbursements, life and disability insurance premium payments, and 401(k) plan matching contributions.

Grants of Plan-Based Awards Table

The following table summarizes each grant of an award made to a Named Executive Officers in 2008.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Sherwin I. Seligsohn	1/9/2008	21,810(1)	–––	–––	399,995
Steven V. Abramson	1/9/2008	35,440(2)	–––	–––	649,970
Sidney D. Rosenblatt	1/9/2008	35,440(2)	–––	–––	649,970
Julia J. Brown, Ph.D	1/9/2008	23,173(3)	–––	–––	424,993
Janice K. Mahon	1/9/2008	7,633(4)	–––	–––	139,989
Julia J. Brown, Ph.D	6/19/2008	34(5)	–––	–––	490
Julia J. Brown, Ph.D	11/4/2008	90(6)	–––	–––	989
Julia J. Brown, Ph.D	12/18/2008	54(7)	–––	–––	500

_______________

(1)
Consists of (a) an award of 10,905 immediately vesting shares of common stock, with a certificate for 7,379 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 10,905 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(2)
Consists of (a) an award of 19,083 immediately vesting shares of common stock, with a certificate for 13,167 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 16,357 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(3)
Consists of (a) an award of 12,268 immediately vesting shares of common stock, with a certificate for 8,341 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 10,905 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(4)
Consists of (a) an award of 4,362 immediately vesting shares of common stock, with a certificate for 2,660 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes; and (b) an award of 3,271 shares of restricted common stock, which shares vest in equal increments over the first three anniversaries of the grant date, provided that the grantee is an employee of the Company at such time.

(5)
Consists of an award of 34 immediately vesting shares of common stock, with a certificate for 24 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(6)
Consists of an award of 90 immediately vesting shares of common stock, with a certificate for 64 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

(7)
Consists of an award of 54 immediately vesting shares of common stock, with a certificate for 39 of these shares having been issued and the remaining shares having been withheld for payment of associated payroll taxes.

Grants of plan-based awards to each of the named executive officers in 2008 consisted of the following:

•	Discretionary awards of common stock granted as performance bonuses for 2007;

•
Discretionary awards of restricted common stock granted as long-term incentive equity compensation, with one-third of the award being considered compensation for each of the years 2008, 2009 and 2010; and

•	In the case of Dr. Brown, stock awards granted as bonuses for the filing of U.S. patent applications on which she is a named inventor, and with respect to which the Company is the assignee.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards to the Named Executive Officers as of December 31, 2008.
Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Sherwin I. Seligsohn	30,000	3.875	10/12/2009
	15,000	9.4375	12/14/2010
	20,000	10.3125	3/30/2011
	40,250	8.56	12/17/2011
	40,000	5.45	9/23/2012
	250	6.65	1/24/2013
	40,000	16.94	1/20/2014
	50,000	8.14	1/18/2015
	50,000	10.51	12/30/2015
	250	12.40	6/20/2016
				20,031	189,293

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)
Steven V. Abramson	30,000	3.875	10/12/2009
	15,000	9.4375	12/14/2010
	20,000	10.3125	3/30/2011
	40,000	8.56	12/17/2011
	40,000	5.45	9/23/2012
	40,000	16.94	1/20/2014
	50,000	8.14	1/18/2015
	50,000	10.51	12/30/2015
				30,045	283,925

Sidney D. Rosenblatt	30,000	3.875	10/12/2009
	15,000	9.4375	12/14/2010
	20,000	10.3125	3/30/2011
	40,000	8.56	12/17/2011
	40,000	5.45	9/23/2012
	40,000	16.94	1/20/2014
	50,000	8.14	1/18/2015
	50,000	10.51	12/30/2015
				30,045	283,925

Julia J. Brown, Ph.D	15,000	3.875	10/12/2009
	90,000	16.75	4/18/2010
	10,000	24.375	6/21/2010
	10,000	9.4375	12/14/2010
	250	10.375	2/15/2011
	20,000	10.3125	3/30/2011
	500	13.90	4/19/2011
	30,000	8.56	12/17/2011
	250	9.10	4/15/2012
	30,000	5.45	9/23/2012
	250	9.94	11/18/2012
	250	9.60	6/16/2013
	30,000	16.94	1/20/2014
	500	13.28	4/20/2014
	250	10.07	11/23/2014
	40,250	8.14	1/18/2015
	500	9.43	6/7/2015
	40,000	10.51	12/30/2015
	250	11.89	1/17/2016
	250	14.16	1/15/2017
				20,031	189,293

Janice K. Mahon	7,500	3.875	10/12/2009
	7,500(1)	9.4375	12/14/2010
	15,000(1)	10.3125	3/30/2011
	17,500	8.56	12/17/2011
	17,500	5.45	9/23/2012
	10,000	13.92	12/23/2013
	15,000	8.14	1/18/2015
	20,000	10.51	12/30/2015
				6,008	56,776

(1)	Ms. Mahon has a pecuniary interest in only one-half of these stock options.

Option Exercises and Stock Vested Table

The following table summarizes the exercises of stock options, SARs and other similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments, for the Named Executive Officers during 2008.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Sherwin I. Seligsohn	20,000	85,000	4,563	83,685
Steven V. Abramson	20,000	85,000	6,845	125,537
Sidney D. Rosenblatt	20,000	85,000	6,845	125,537
Julia J. Brown, Ph.D	40,000	278,868	4,563	83,685
Janice K. Mahon	–––	–––	1,369	25,107

_______________

(1)	Based on the difference between the closing price of our common stock on the NASDAQ Global Market on the date of exercise and the exercise price of the stock options or warrants exercised.

(2)	Based on the closing price of our common stock on the NASDAQ Global Market on the date of vesting.

Potential Payments Upon Termination or Change-in-Control

In April 2003, the Company entered into Change in Control Agreements with the Named Executive Officers (the “Original CIC Agreements”).  These agreements provided for certain cash payments and other benefits to the Named Executive Officers in the event of an effective termination of these individuals’ employment in connection with a “Change in Control” of the Company.

In November 2008, the Original CIC Agreements were amended and restated to bring them into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.  At the same time, the Original CIC Agreement with Ms. Mahon was amended to ensure that she would be treated the same as our other Named Executive Officers in the event of a termination of her employment for a Change in Control.

Under the Amended and Restated CIC Agreements (the “Amended CIC Agreements”), the benefits to which our Named Executive Officers would be entitled in the event of a termination of employment for a Change in Control include the following:

•
a lump-sum payment equal to two times the sum of the average annual base salary and the annual bonus to the individual, including any authorized deferrals, salary reduction amounts and any car allowance, and including the fair market dollar value equivalent of any bonus amounts paid in the form of stock options, stock appreciation rights, warrants, stock awards or performance units;

•
a lump-sum payment equal to the estimated after-tax premium cost to the individual of continuing any Company-sponsored life, travel or accident insurance and disability insurance coverage for the individual (and where applicable, his or her spouse and dependents), based on coverage levels in effect immediately prior to the termination date (less any contributions that would have been required by the individual), for two years;

•
a lump-sum payment equal to the Company-provided contributions to which the individual would be entitled under the Company’s 401(k) savings and retirement plans, assuming the individual continued working for the Company for two years at his or her annual base salary;

•
effective immediately preceding the Change in Control (but contingent upon the consummation of the Change in Control), full vesting of all outstanding, unvested equity awards held by the individual immediately preceding the Change in Control that have not yet become vested (and exercisable to the extent applicable), except that awards which vest based on the attainment of performance criteria would not automatically vest but would instead be governed by the terms of the plan or agreement evidencing the award;

•
continued group hospitalization, health and dental care coverage, at the level in effect as of the termination date (or generally comparable coverage) for the individual and, where applicable, the individual’s spouse and dependents, for two years assuming the individual continued working for the Company;

•	a lump-sum payment equal to $10,000 for outplacement assistance services for two years; and

•	an additional payment to cover any excise tax imposed on the individual by reason of the individual receiving the payments and benefits specified above.

For each of the Named Executive Officers, the estimated payments and benefits that would be provided by the Company under the Amended CIC Agreements are set forth in the following table, based on the assumption that a triggering event took place on December 31, 2008.

Estimated Payments and Benefits on Termination in Connection With a Change-in-Control
Name	Lump Sum Payment of Two Times Annual Base Salary(1) ($)	Lump Sum Payment of Two Times Annual Bonus(2) ($)	Lump Sum Payment for Accrued and Unused Paid Time Off and Sick Time ($)	Lump Sum Payment of Estimated After-Tax Cost to Continue Life, Travel and Disability Insurance for Two Years ($)	Lump Sum Payment of Estimated Contribu-tions Under 401(k) Savings and Retirement Plans for Two Years($)	Estimated Value of Ongoing Payments to Continue Group Hospitaliza-tion, Health and Dental Coverage for Two Years ($)	Estimated Value of Unvested Stock Options and Stock Awards Subject to Accelerated Vesting(3) ($)	Payment for Outplace-ment Assistance Services ($)	Value of Tax Reimburse-ment Payments on Account of Excise or Other Taxes ($)	Total Payments and Benefits ($)
Sherwin I. Seligsohn	571,511	1,224,135	69,571	25,168	14,700	10,539	189,293	10,000	–––	2,114,917
Steven V. Abramson	1,008,601	1,524,135	114,994	26,770	14,700	32,249	283,925	10,000	–––	3,015,374
Sidney D. Rosenblatt	1,008,601	1,524,135	68,996	37,502	14,700	32,249	283,925	10,000	–––	2,980,108
Julia J. Brown, Ph.D.	700,000	1,059,308	80,770	4,691	14,700	24,751	189,293	10,000	732,728	2,816,241
Janice K. Mahon	482,370	445,654	39,006	4,550	14,700	32,478	56,776	10,000	345,857	1,431,391

_______________

(1)
Under the Amended CIC Agreements, this is to be based on the highest monthly base salary paid or payable to the employee during the twenty-four (24) months prior to December 31, 2008, including any amounts earned but deferred.  It is also to include any annual car allowance.  For purposes of this calculation, the employee’s bi-weekly salary as of the payment period ended on December 19, 2008 was utilized.  Also, an annual car allowance of $6,000 is included for each of Mr. Abramson and Mr. Rosenblatt.

(2)
Under the Amended CIC Agreements, this is to be based on the highest annual bonus to the employee for the last three full fiscal years prior to December 31, 2008, and is to include the fair market dollar value equivalent of any stock, restricted stock or stock options issued as bonus consideration, determined as of the date of issuance and without regard to any restrictions or vesting conditions.  For purposes of this calculation, the employee’s 2005 annual bonus was utilized.

(3)	Assumes all unvested or restricted stock options and stock awards automatically vest on a Change of Control. Does not include restricted stock bonuses awarded on January 6, 2009.

In consideration of receiving these payments and benefits, each Named Executive Officer has agreed not to compete with the Company for six months following his or her termination in connection with a Change in Control.  Each Named Executive Officer has further agreed that, for two years following his or her termination he or she will not knowingly (i) solicit or recruit any of the Company’s employees to compete with the Company, or (ii) divert or unreasonably interfere with the Company’s business relationships with any of its suppliers, customers, partners or joint venturers with whom the individual had any involvement.  In addition, each Named Executive Officer is required to execute a general release of all employment-related claims he or she may have against the Company in order to receive the payments and benefits specified under the Amended CIC Agreements.

As used in the Amended CIC Agreements, a Change in Control of the Company would occur if:

•
any person first becomes the beneficial owner of securities of the Company (not including securities previously owned by such persons or any securities acquired directly from the Company) representing 30% or more of the then-outstanding voting securities of the Company;

•	the individuals who constitute our Board of Directors at the beginning of any 24-month period cease, for any reason other than death, to constitute at least a majority of our Board of Directors;

•
the Company consummates a merger or consolidation with any other corporation, except where the voting securities of the Company outstanding immediately prior to the merger or consolidation continue to represent at least 50% of the voting securities of the Company (or the surviving entity of the merger or consolidation or its parent), or where no person first becomes the beneficial owner of securities of the Company representing 30% or more of the then-outstanding voting securities of the Company;

•
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or an agreement is consummated for the sale or disposition by the Company of all or substantially all of its assets, excluding a sale or disposition by the Company of all or substantially all of its assets to an entity, at least 50% of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to the sale; or

•
any person consummates a tender offer or exchange for voting stock of the Company and, directly or indirectly, becomes (in one or more transactions) the “beneficial owner” of securities of the Company representing a majority of the voting securities of the Company.

As used in the Amended CIC Agreements, a termination of a Named Executive Officer in connection with a Change in Control of the Company would include a termination of the individual’s employment:

•	by the Company at the time of or within two years after a Change in Control, other than for the individual’s death or incapacity for a period of 12 consecutive months, or for cause;

•
by the individual within two years after a Change in Control for (i) the Company’s breach of the Amended CIC Agreement or any other material obligation of the Company to the individual, (ii) any significant reduction by the Company of the individual’s authority, duties or responsibilities, (iii) any demotion or removal of the individual from his or her employment grade, compensation level or officer positions, or (iv) a relocation by more than 50 miles of the offices of the Company at which the individual principally works; and

•
by either the Company or the individual during the one year period immediately preceding a Change in Control, unless the Company establishes by clear and convincing evidence that the termination was for good faith business reasons not related to the Change in Control.

Compensation of Directors

The following table provides information on the compensation of members of our Board of Directors (who are not Named Executive Officers) for 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Leonard Becker	44,310	94,764(2)	–––	–––	139,074
Elizabeth H. Gemmill	44,310	94,764(2)	–––	–––	139,074
C. Keith Hartley	44,310	94,764(2)	–––	–––	139,074
Lawrence Lacerte	44,310	94,764(2)	–––	–––	139,074

_______________

(1)
The aggregate numbers of shares issuable to each director upon the exercise of options outstanding as of December 31, 2008 were as follows:  Mr. Becker – 105,000 shares; Ms. Gemmill – 140,000 shares; Mr. Hartley – 130,000 shares; and Mr. Lacerte – 0 shares.  There were no restricted stock awards to any of our directors outstanding as of December 31, 2008.

(2)
This amount reflects the compensation expense recognized by the Company for 2008 with respect to all stock awards to the named director. The amount includes the 2008 expense associated with unrestricted share awards to the named director that were approved on December 18, 2007 and December 18, 2008.

Compensation to each non-employee member of the Board of Directors for 2008 consisted of the following:

•	Director fees, paid in cash; and

•	Stock awards recommended by the Compensation Committee and approved on December 18, 2007. These awards were granted in quarterly installments at the end of each calendar quarter during 2008.

Committee chairpersons did not receive any additional fees or other compensation for service in this capacity.  In addition to the foregoing amounts, we reimbursed members of our Board of Directors for their reasonable travel expenses to attend all Board and committee meetings in 2008.

PROPOSAL 2
APPROVAL OF THE COMPANY’S 2009 EMPLOYEE STOCK PURCHASE PLAN

On April 7, 2009, our Board of Directors adopted the Universal Display Corporation 2009 Employee Stock Purchase Plan (the “Stock Purchase Plan”), subject to shareholder approval.  If approved by our shareholders, the Stock Purchase Plan will be effective on June 25, 2009.

Our Board of Directors believes it is in our best interests and the interests of our shareholders to adopt the Stock Purchase Plan.  The Stock Purchase Plan is intended to encourage ownership in our common stock by eligible employees and to provide an additional incentive for them to promote the success of our business.  Shareholder approval of the Stock Purchase Plan is necessary in order for the Stock Purchase Plan to meet the requirements of Section 423 of the Internal Revenue Code and to comply with the listing maintenance standards of the NASDAQ Global Market.

Vote Required and Recommendation of our Board of Directors

This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are FOR approval.  Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote.  Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ADOPTION OF THIS PROPOSAL 2.

The material terms of the Stock Purchase Plan are summarized below.  A copy of the full text of the Stock Purchase Plan is attached to this Proxy Statement as Exhibit A.  This summary of the Stock Purchase Plan is not intended to be a complete description of the Stock Purchase Plan and is qualified in its entirety by the actual text of the Stock Purchase Plan to which reference is made.

Summary of the 2009 Employee Stock Purchase Plan

The Stock Purchase Plan allows employees of our Company and its subsidiaries to purchase shares of our common stock at up to a 15% discount through payroll deductions.  The purpose of the Stock Purchase Plan is to provide participating employees with the opportunity to acquire an ownership interest in us.  These ownership interests are designed to provide an incentive for participants to help increase our success and provide an opportunity to share in that success as we continue to shape the future of OLED technologies and materials.

The Stock Purchase Plan is administered by our Compensation Committee, or another committee appointed by our Board of Directors for such purpose.  This committee will have full discretionary authority to interpret and construe any provision of the Stock Purchase Plan and to adopt such rules and regulations for administering the Stock Purchase Plan as it deems necessary.  All references in the Plan to the Plan Administrator refer to this committee.

We have reserved 1,000,000 shares of our common stock for issuance under the Stock Purchase Plan, subject to adjustments in certain circumstances described below.  In the event of stock splits, stock dividends, recapitalizations, combination of shares, exchange of shares and other events affecting our common stock, the Plan Administrator shall make such adjustments as it deems appropriate to the maximum number and class of securities issuable under the Stock Purchase Plan, the maximum number and class of securities purchasable per participant on any purchase date, and the number and class of securities and the price per share in effect under each outstanding option, in order to prevent the dilution or enlargement of benefits.

Each of our employees and employees of our subsidiaries that adopt the Stock Purchase Plan who are regularly scheduled to work more than 20 hours per week and for more than five months per calendar year will be eligible to participate in the Stock Purchase Plan.  Under the requirements of the Internal Revenue Code, an employee who owns 5% or more of the total combined voting power of all classes of our stock is not eligible to participate.  For purposes of determining who is a 5% owner, attribution of ownership rules apply, and shares of stock subject to outstanding options are taken into account.

Under the Stock Purchase Plan, there will be a series of consecutive purchase periods.  The first purchase period will begin on July 1, 2009 and will end on September 30, 2009, subject to shareholder approval of the Stock Purchase Plan.  Unless the Plan Administrator determines otherwise prior to the beginning of a purchase period, each subsequent purchase period will begin at three-month intervals on each January 1, April 1, July 1 and October 1 and will last for three months, ending on March 31, June 30, September 30 or December 31, as the case may be.

Each eligible employee who elects to participate in a purchase period will be granted an option to purchase shares of our common stock on the first day of the purchase period.  The option will automatically be exercised on the last day of the purchase period, which is the purchase date, based on the employee’s accumulated contributions to the Stock Purchase Plan.  The purchase price of each share of our common stock under the Stock Purchase Plan will be equal to 85% of the lesser of the price per share of our common stock on the first day of the purchase period or the price of our common stock on the last day of the purchase period.  Participants will generally be permitted to allocate up to 10% of their compensation to purchase our common stock under the Stock Purchase Plan.

Participants may stop their participation in the Stock Purchase Plan at any time during any purchase period.  A participant who elects to cease participation in the Stock Purchase Plan for a particular purchase period may not rejoin that purchase period at a later date.  Participation ends automatically upon termination of employment or if the participant ceases to be an eligible employee for any reason (including death, disability or change in status).

The maximum number of shares that a participant may purchase on any purchase date may not exceed 12,500 shares, subject to adjustment by the Plan Administrator prior to the beginning of the purchase period and subject to share adjustments as described above.  In addition, no participant may purchase more than $25,000 of our common stock during each calendar year under the Stock Purchase Plan.

If we experience a change of control while the Stock Purchase Plan is in effect, all outstanding options under the Stock Purchase Plan will automatically be exercised immediately prior to the effective date of the change of control.  The purchase price for each share of our common stock under the Stock Purchase Plan on such purchase date will be equal to 85% of the lesser of the price per share of our common stock on the first day of the purchase period or the price per share of our stock immediately prior to the change of control.  If a change of control occurs, the limitation on the aggregate number of shares that a participant may purchase on any given purchase date will continue to apply.

In general terms, a change of control under the Stock Purchase Plan means the occurrence of any one of the following events:

•	As a result of any transaction, any shareholder other than an existing shareholder acquires more than 50% of our common stock or the combined voting power of our then outstanding voting securities.

•
As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person, entity or affiliated group other than an existing shareholder acquires more than 30% of the combined voting power of our then outstanding securities.

•	We sell or dispose of all or substantially all of our assets.

•	We are liquidated or dissolved.

•
After the date on which the Stock Purchase Plan is approved by our shareholders, directors are elected to our Board of Directors such that a majority of the members of our Board of Directors will have been members of our Board of Directors for less than two years, unless the election or nomination of each new director was approved by at least two-thirds of the directors then in office at the beginning of the two-year period.

Our Board of Directors may amend or terminate the Stock Purchase Plan at any time.  Our Board of Directors may not amend the Stock Purchase Plan without shareholder approval if such amendment increases the number of shares of our common stock issuable under the Stock Purchase Plan, except for permissible adjustments in the event of changes in our capitalization, alters the purchase price formula to reduce the purchase price payable for shares purchasable under the Stock Purchase Plan, or modifies the eligibility requirements under the Stock Purchase Plan.

Unless sooner terminated by our Board of Directors, the Stock Purchase Plan will terminate upon the earliest of (i) the date on which all shares available for issuance under the Stock Purchase Plan have been issued; or (ii) the date on which all options are exercised in connection with a change of control.

No options have been granted under the proposed Stock Purchase Plan.  It is not possible at present to predict the number of employees who will elect to participate in the Stock Purchase Plan, or which employees will elect to participate in the Stock Purchase Plan after the Annual Meeting.

The last sales price of our common stock on April 9, 2009, was $10.13 per share.

Federal Income Tax Consequences of the Plan

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to options that may be awarded under the Stock Purchase Plan.  The Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.  The Stock Purchase Plan is not intended to qualify under Section 401 of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.  This description of the federal income tax consequences of the Stock Purchase Plan is not a complete description.  There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences and state, local and foreign tax consequences.  All affected individuals should consult their own advisors regarding their own situation.  This discussion is intended for the information of the shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who will participate in the Stock Purchase Plan.

Under the Internal Revenue Code as currently in effect, a participant in the Stock Purchase Plan will not be deemed to have recognized income, nor will we be entitled to a deduction, upon the participant’s purchase of our common stock under the Stock Purchase Plan.  Instead, a participant will recognize income when he or she sells or otherwise disposes of our common stock or upon his or her death.

If a participant sells our common stock purchased under the Stock Purchase Plan more than two years after the date on which the option to purchase our common stock was granted and more than one year after the purchase of our common stock (the holding period), a portion of the participant’s gain will be ordinary income and a portion will be capital gain.  The participant will be taxed at ordinary income tax rates on the excess of the value of our common stock on the date on which the option was granted (on the first day of the purchase period) over the purchase price, or, if less, the entire gain on the sale.  The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant’s basis in our common stock (the purchase price plus any ordinary income realized).  The capital gain rate will depend on how long our common stock is held by the participant.  We will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

If a participant sells our common stock before the expiration of the holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of our common stock on the purchase date exceeded the purchase price.  We will be entitled to a corresponding deduction.  The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant’s basis in our common stock (the purchase price plus any ordinary income realized).  The capital gain rate will depend on how long our common stock is held by the participant.

The estate of a participant who dies while holding our common stock purchased under the Stock Purchase Plan will recognize ordinary income in the year of the participant’s death in an amount equal to the excess of the value of our common stock on the date on which the option was granted over the purchase price, or, if less, the amount by which the fair market value of our common stock on the date of death exceeds the purchase price.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

At its April 7, 2009 meeting, our Audit Committee recommended and approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2009.  KPMG has served in this capacity since being engaged by us on July 30, 2002.  We are seeking the ratification of our appointment of KPMG as our independent registered public accounting firm for 2009 at the Annual Meeting of Shareholders.

We expect that a representative of KPMG will be present at the Annual Meeting and will be available to respond to appropriate questions.  If this representative desires to do so, he or she will have the opportunity to make a statement at the Annual Meeting.

Vote Required and Recommendation of our Board of Directors

This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are FOR approval.  Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote.  Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ADOPTION OF THIS PROPOSAL 3.

Fees Billed by the Company’s Independent Auditors

The audit and tax fees to us from KPMG for 2008 and 2007 are set forth in the table below:

Fee Category	2008	2007
Audit Fees	$220,000(1)	$258,450(1)
Audit-Related Fees	–––	–––
Tax Fees	–––	12,317(2)
All Other Fees	–––	–––

_______________

(1)
Consisted of fees relating to the audit of consolidated financial statements, the audit of internal control over financial reporting, quarterly reviews, the issuances of consents relating to registration statements filed with the SEC, and a comfort letter issued in connection with a 2007 stock offering.

(2)	Consisted of fees relating to international tax services, including with respect to the Company’s establishment of a corporate presence in Hong Kong.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee currently approves all engagements to provide both audit and non-audit services, and has not established formal pre-approval policies or procedures.  During 2008, our Audit Committee did not approve any non-audit services, as defined by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

EQUITY COMPENSATION PLANS

The following table includes information on our equity compensation plans (including individual compensation arrangements), both those previously approved and not approved by our shareholders, as of December 31, 2008:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans(1) (#)
Equity compensation plans approved by security holders	2,966,116	10.10	1,344,636
Equity compensation plans not approved by security holders	867,207(2)	16.16	–––
Total	3,833,323	11.47	1,344,636

_______________

(1)	Excludes securities reflected in the column entitled “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”

(2)
Equity compensation plan arrangements not approved by shareholders consist of various warrants to purchase shares of our common stock.  These warrants were granted under written agreements containing substantially similar terms.  The material distinguishing features of each such arrangement are identified in the table below.  All grants are fully vested.

Grantee(s)	Number of Unexercised Shares (#)	Exercise Price ($)	Grant Date	Expiration Date
Scientific Advisory Board Member	93,994(a)	12.39(a)	2/17/2000	2/17/2010
Julia J. Brown, Ph.D	90,000	16.75	4/18/2000	4/18/2010
PPG Industries, Inc.	121,843	24.28	2/15/2002	2/15/2009
PPG Industries, Inc.	61,024	10.14	2/15/2003	2/15/2010
PPG Industries, Inc.	315,461	10.39	2/15/2004	2/15/2011
PPG Industries, Inc.	184,885	24.28	2/15/2005	2/15/2012
Total warrants and options not approved by security holders	867,207

_______________

(a)	As adjusted, in accordance with anti-dilution provisions of the applicable warrant agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The table below sets forth certain information, as of the Record Date, with respect to persons known by the Company to beneficially own more than five percent (5%) of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2) (#)	Percentage Ownership(2)
Common Stock
	Scott Seligsohn(3)(4)	3,425,028	9.4%
	Lori S. Rubenstein(3)(5)	3,301,000	9.1%
	Steven G. Winters(3)(6)	3,176,000	8.7%
	FMR LLC(7)	3,921,145	10.8%

Series A Preferred Stock
	American Biomimetics Corporation(6)(9)	200,000	100%
	Sherwin I. Seligsohn(9)	200,000	100%
_______________

(1)	Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2)
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock and Series A Preferred Stock beneficially owned by them.  The percentage ownership for each beneficial owner listed above is based on 36,316,903 shares of our common stock and 200,000 shares of our Series A Preferred Stock outstanding as of the Record Date.  In accordance with SEC rules, options or warrants to purchase shares of our common stock that were exercisable as of the Record Date, or would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes (i) 1,500,000 shares of our common stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated July 29, 1993, FBO Lori S. Rubenstein (the “Rubenstein Trust”), of which Lori S. Rubenstein, Scott Seligsohn and Steven G. Winters are co-trustees; (ii) 1,500,000 shares of our common stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated July 29, 1993, FBO Scott Seligsohn (the “Seligsohn Trust”), of which Lori S. Rubenstein, Scott Seligsohn and Steven G. Winters are co-trustees; and (iii) 176,000 shares of our common stock owned by American Biomimetics Corporation, of which the Rubenstein Trust and Seligsohn Trust are the principal shareholders.  Ms. Lori S. Rubenstein is Mr. Sherwin I. Seligsohn’s adult daughter, and Mr. Scott Seligsohn is Mr. Sherwin I. Seligsohn’s adult son.

(4)	Includes 38,250 options to purchase shares of our common stock and 210,778 shares of our common stock owned directly by Mr. Scott Seligsohn.

(5)	Includes 125,000 shares of our common stock owned directly by Ms. Rubenstein.

(6)	The address of these beneficial owners is c/o Cozen O'Connor, 1900 Market Street, Philadelphia, PA 19103.

(7)
Based solely on a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, on February 17, 2009.  These shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment advisor.  The ownership of one investment company, Fidelity Growth Company Fund, amounted to 3,595,445 of the shares.  Fidelity has sole power to dispose of or to direct the disposition of all of the shares, but does not have sole or shared power to vote or to direct the vote of any of the shares.  Voting of the shares occurs under written guidelines established by the Board of Trustees for the various Fidelity funds that own the shares.  The reported address for each of Fidelity Management & Research Company, FMR LLC, Fidelity Growth Company Fund and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)
Mr. Sherwin I. Seligsohn, our Founder and Chairman of the Board, is the sole Director, Chairman, President and Secretary of American Biomimetics Corporation, which owns all 200,000 shares of our Series A Preferred Stock.

Security Ownership of Management

The table below sets forth certain information, as of the Record Date, with respect to the beneficial ownership of any class of our equity securities beneficially owned by all directors, nominees for director and Named Executive Officers of the Company.

Title of Class	Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned (#)(2)	Percentage Ownership(2)
Common Stock
	Sherwin I. Seligsohn(3)	692,193	1.9%
	Steven V. Abramson	610,950	1.7%
	Sidney D. Rosenblatt	516,530	1.4%
	Julia J. Brown, Ph.D	402,365	1.1%
	Janice K. Mahon	108,727	*
	Leonard Becker	171,167	*
	Elizabeth H. Gemmill	179,667	*
	C. Keith Hartley(4)	192,895	*
	Lawrence Lacerte	872,710	2.4%
	All directors and executive officers as a group (9 persons)	3,747,204	9.9%

Series A Preferred Stock
	Sherwin I. Seligsohn(5)	200,000	100%
_______________

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2)
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.  The percentage ownership for each beneficial owner listed above is based on 36,316,903 shares of our common stock and 200,000 shares of our Series A Preferred Stock outstanding as of the Record Date.  In accordance with SEC rules, options or warrants to purchase shares of our common stock that were exercisable as of the Record Date, or would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The numbers of shares of common stock listed include the following number of shares issuable upon the exercise of outstanding warrants or options: Sherwin I. Seligsohn – 285,750; Steven V. Abramson – 285,000; Sidney D. Rosenblatt – 285,000; Julia J. Brown – 318,500; Janice K. Mahon – 98,750; Leonard Becker – 105,000; Elizabeth H. Gemmill – 140,000; C. Keith Hartley – 130,000; and Lawrence Lacerte – 0.

(3)
Includes 176,000 shares of our common stock owned by American Biomimetics Corporation, of which Mr. Sherwin I. Seligsohn is the sole Director, Chairman, President and Secretary.  Also includes 21,000 shares of our common stock owned by The Seligsohn Foundation, of which Mr. Sherwin I. Seligsohn is the sole trustee.  Does not include (i) 1,500,000 shares of our common stock owned by the Rubenstein Trust; (ii) 1,500,000 shares of our common stock owned by the Seligsohn Trust; (iii) 125,000 shares of our common stock owned by Ms. Lori S. Rubenstein; and (iv) 38,250 options to purchase shares of our common stock and 210,778 shares of our common stock owned by Mr. Scott Seligsohn, as to which in each case Mr. Sherwin I. Seligsohn disclaims beneficial ownership.

(4)	Includes 23,528 shares of our common stock owned by Mr. Hartley’s Defined Benefit Pension Plan.

(5)	Mr. Sherwin I. Seligsohn is the sole Director, Chairman, President and Secretary of American Biomimetics Corporation, which owns all 200,000 shares of our Series A Preferred Stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Our Relationship with Global Photonic Energy Corporation

Global Photonic Energy Corporation (“GPEC”) is a private company that was formed by Sherwin I. Seligsohn, our Founder and Chairman of the Board, at about the same time we began operating in 1994.  GPEC’s business focuses on organic photovoltaic solar cell technologies.  These technologies are related to our organic light emitting device (OLED) technologies, in that similar processes and materials used to emit light from an OLED may be useful for converting solar energy into electricity in an organic photovoltaic device.

Sherwin I. Seligsohn currently serves as Chairman of the Board, Chief Executive Officer and President of GPEC.  Certain other of our employees who are not directors or executive officers of the Company also are employed by and/or serve on the Board of Directors of GPEC.  Mr. Seligsohn and these other individuals receive separate salaries, bonuses and other compensation from GPEC for their work in these various capacities.

For the first two months of 2008, we leased to GPEC approximately 556 square feet of space (constituting three offices) at our Ewing, New Jersey facility.  We also permitted GPEC employees to reasonably access and use other areas of our facility, and to utilize associated utilities and other ancillary services (telephone services, computer printer services, photocopying services, Internet access, computer backup, etc.) as required in connection with GPEC’s occupancy of the leased office space.  We charged GPEC $18.50 per square foot per year for use of the leased office space, plus an additional $109.50 per month for associated utilities and other ancillary services.  For 2008, payments from GPEC for these purposes totaled $1,933.  This arrangement ended effective as of February 29, 2008, at which time GPEC relocated its offices to another building.

For many years, we and GPEC have both funded research in the laboratories of Dr. Stephen R. Forrest, formerly at Princeton University and now at the University of Michigan, and Dr. Mark E. Thompson at the University of Southern California.  Our funded research relates to OLEDs and other organic opto-electronic devices, and GPEC’s funded research relates to organic photovoltaic solar cells.  On occasion, inventions arising from this funded research have application to both our and GPEC’s fields of interest.

To address this potential overlap of interest, we reached an understanding with GPEC, memorialized in a letter dated June 4, 2004, that patent rights derived from research funded under the research agreements after that date would be licensed to each of the Company and GPEC exclusively in its respective field of interest.  For GPEC, this field is organic photovoltaic cell for solar energy conversion.  For us, this field is thin film organic electronics for displays, lasers, lighting, organic tft’s, organic memories and other thin-film organic devices, but not including thin film organic photovoltaic cells for solar energy conversion.  We and GPEC each pay 50% of the legal fees and other costs for patent filings claiming inventions that have application to both parties’ fields of interest, which filings are made in agreed upon countries.  If only one of the parties wishes to make a patent filing in a particular country, that party bears the entire cost of the filing.  Otherwise, the parties exchange no money or other consideration on account of this arrangement.

Our Relationship with Scott Seligsohn

We employ Scott Seligsohn, son of Sherwin I. Seligsohn, as an executive assistant to Sherwin I. Seligsohn in his capacity as our Founder and Chairman of the Board of Directors.  For 2008, we paid Scott Seligsohn base salary and bonus compensation of $100,751.

Policies and Procedures for Approval of Related Person Transactions

Consistent with applicable NASDAQ listing requirements, the Audit Committee of our Board of Directors is responsible for reviewing all transactions between us and related persons for potential conflicts of interest on an ongoing basis, and for approving all such transactions.  Related persons include any of our directors or nominees for director, any of our executive officers, any shareholders owning more than 5% of any class of our equity securities, and immediate family members of any of these persons.

To help identify transactions with related persons, each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which they or their family members have an interest.  Responses to these Director and Officer Questionnaires are reviewed and transactions that might reasonably pose a conflict of interest are brought to the attention of the Audit Committee for consideration.

The transactions with the related persons identified above were all reviewed with our Audit Committee at a meeting on April 7, 2009.  At this meeting, the Audit Committee ratified each of these transactions following its consideration of the potential conflicts of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, as well as persons beneficially owning more than 10% of any class of our equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership of these equity securities.  Based solely on our review of these reports as furnished to us during or with respect to 2008, we believe that our executive officers, directors and holders of more than 10% of any class of our equity securities met all applicable filing requirements, except for one Form 4 filing for each of Mr. Becker, Ms. Gemmill, Mr. Hartley and Mr. Lacerte that was submitted one business day late.

ETHICS AND BUSINESS CONDUCT

Code of Ethics and Code of Conduct for Employees

We have adopted Corporate Policies and Procedures applicable to all of our officers and other employees, which we last updated in December 2006 and which was ratified by our Board of Directors on January 15, 2007.  A portion of these policies and procedures (our “Code of Conduct for Employees”) constitutes our “code of ethics” for the Chief Executive Officer, Chief Financial Officer and Controller within the meaning of applicable SEC rules.  Our Code of Conduct for Employees also serves as our “code of conduct” applicable to all officers and employees of the Company as required by applicable NASDAQ listing standards.  In December 2008, all of our employees were asked to review and affirm their knowledge and understanding of the Code of Conduct for Employees.  Our Code of Conduct for Employees is publicly available through the “For Investors” section of our website at www.universaldisplay.com.

If we make any further amendments to our Code of Conduct for Employees (other than technical, administrative, or other non-substantive amendments), or if we grant any waivers of the Code of Conduct for Employees (including implicit waivers) in favor our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in that same location on our website, or in a current report on Form 8-K that we file with the SEC.  In addition, any waiver of our Code of Conduct for Employees with respect to our executive officers must be approved by our Board of Directors.

Code of Conduct for Directors

Our Board of Directors has adopted a “Code of Conduct for Directors” that serves as our “code of conduct” applicable to all of our directors as required by applicable NASDAQ listing requirements.  The Code of Conduct for Directors was last ratified by our Board of Directors at a meeting held on April 7, 2009.  Our Code of Conduct for Directors is publicly available through the “For Investors” section of our website at www.universaldisplay.com.

Any waiver of our Code of Conduct for Directors must be approved by our Board of Directors and will be disclosed as required under applicable regulations.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals to us on matters appropriate for shareholder action at our next annual meeting of shareholders in accordance with regulations adopted by the SEC.  Proposals must be received by December 25, 2009, to be considered for inclusion in the proxy statement and form of proxy for our next annual meeting of shareholders.  Shareholder proposals received by us after March 10, 2010, will be deemed “untimely,” and proxy holders will have the right to exercise discretionary voting authority with respect to such proposals.

All shareholder proposals must be in writing and must comply with the notice, information and consent provisions contained in our Amended and Restated Bylaws.  Proposals should be directed to the attention of our Corporate Secretary at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our 2008 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2008, is being transmitted with this proxy statement.  A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, including the financial statements and any financial statement schedules, may be obtained, without charge, by writing to us at Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618, Attn: Corporate Secretary.

Sincerely,

/s/ Sidney D. Rosenblatt
Sidney D. Rosenblatt
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

Ewing, New Jersey
April 24, 2009

Directions to the Annual Meeting of Shareholders

From New York, New Jersey, and all points East via I-95 South:
Take I-95 South to the NJ Turnpike South.  Take the NJ Turnpike South to the PA Turnpike (Exit 6).  Take the PA Turnpike West to I-476 South (Exit 25A).  Take I-476 South to I-76 East.  Take I-76 to Exit 339, Rt. 1 South – City Avenue.*

From Delaware, Maryland and all points South via I-95 North:
Take I-95 North to I-76 (Exit 11).  Take I-76 across the George Platt Bridge.  After exiting the bridge, turn left onto I-76 West.  Take I-76 West to Exit 339, Rt. 1 South – City Avenue.*

From Harrisburg, Hershey and all points West via the Pennsylvania Turnpike:
Take the PA Turnpike East to I-76 East (Exit 24 – Valley Forge).  Take I-76 East to Exit 339, Rt. 1 South – City Avenue.*

* When exiting I-76 onto City Avenue, stay in the far left lane and proceed through the first traffic light.  Turn left at the next light onto Presidential Blvd.  Make the first right into the Crowne Plaza Hotel parking lot.  If driving North on City Avenue, or if required to turn around, there is an entrance to the Hotel between T.G.I. Friday’s and Commerce Bank.

UNIVERSAL DISPLAY CORPORATION

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 25, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sherwin I. Seligsohn, Steven V. Abramson and Sidney D. Rosenblatt, jointly and severally, as proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Universal Display Corporation held of record by the undersigned on April 9, 2009, at the Annual Meeting of Shareholders to be held on June 25, 2009, or any adjournment thereof.

PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN YOUR PROXY PROMPTLY

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
UNIVERSAL DISPLAY CORPORATION
June 25, 2009

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on June 25, 2009
This proxy statement and our 2008 Annual Report to Shareholders are available at www.universaldisplay.com in the
“For Shareholders – SEC Documents” section.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AND PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of the seven directors proposed in the accompanying Proxy Statement, each to serve for a one-year term and until a successor is selected and qualified.
NOMINEES
[ ] FOR ALL NOMINEES	□	Steven V. Abramson
	□	Leonard Becker
[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES	□	Elizabeth H. Gemmill
	□	C. Keith Hartley
[ ] FOR ALL EXCEPT (See Instructions Below)	□	Lawrence Lacerte
	□	Sidney D. Rosenblatt
	□	Sherwin I. Seligsohn

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ▄

	FOR	AGAINST	ABSTAIN
2. Approval of the Company’s 2009 Employee Stock Purchase Plan	□	□	□
3. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2009	□	□	□

The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, the shares represented by this proxy will be voted “FOR” all nominees for director and “FOR” Proposal 2 and Proposal 3.  To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the meeting, or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
□

Signature of Shareholder:______________________________ Date ______  Signature of Shareholder:_____________________________ Date ______

Note:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Appendix A

UNIVERSAL DISPLAY CORPORATION
2009 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF THE PLAN

The Universal Display Corporation 2009 Employee Stock Purchase Plan is intended to promote the interests of Universal Display Corporation by providing eligible employees of a Participating Employer (as defined in Article 2) with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under section 423 of the Internal Revenue Code of 1986, as amended.  The Plan (as defined in Article 2) is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

The Board (as defined in Article 2) has adopted the Plan to be effective as of June 25, 2009, subject to shareholder approval of the Plan.  The Company expects to submit the Plan to the shareholders of the Company for approval at the Company’s 2009 annual meeting on June 25, 2009.  If for any reason the shareholders of the Company do not approve the Plan on or before September 30, 2009, the first Purchase Period shall terminate on a date specified by the Board, the Plan shall immediately terminate, and no purchases of Common Stock (as defined in Article 2) shall be made under the Plan.

2. DEFINITIONS

(a) “Board” shall mean the Company’s Board of Directors.

(b) “Change of Control” shall be deemed to have occurred if:

(i) As a result of any transaction, any one shareholder, other than an existing shareholder as of the Effective Date, becomes a “beneficial owner” (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the Common Stock or the combined voting power of the Company’s then outstanding securities; or

(ii) A liquidation or dissolution of or the sale of all or substantially all of the Company’s assets occurs; or

(iii) After the Effective Date:

(A) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (but excluding any sale of the Company’s securities to the public pursuant to a public offering), any person or group (as such terms are used in and under Section 13(d) of the Exchange Act), other than an existing shareholder, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities; or

(B) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the common stock of the Company.

(e) “Company Affiliate” shall mean any subsidiary corporation of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.

(f) “Company” shall mean Universal Display Corporation, and any corporate successor to all or substantially all of the assets or voting stock of Universal Display Corporation that shall adopt the Plan.

(g) “Compensation” shall mean the regular base salary paid to a Participant by one or more Participating Employers during the Participant’s period of participation in a Purchase Period under the Plan.  Such Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate.  However, Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Compensation).

(h) “Effective Date” shall mean June 25, 2009.

(i) “Eligible Employee” shall mean any person who is employed by a Participating Employer as an employee on a basis under which he or she is regularly expected to render more than 20 hours of service per week and for more than five months per calendar year, for earnings considered wages under Code section 3401(a).  However, an “Eligible Employee” shall not include any person who would, immediately after the grant of a purchase right under this Plan, own (within the meaning of Code section 424(d)) or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.

(j) “Entry Date” means the first day of a Purchase Period.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ Global Market.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time not traded on the NASDAQ Global Market, or if publicly traded, is not so reported, the Fair Market Value shall be determined by the Plan Administrator on the basis of available prices for such Common Stock or in such other manner as may be authorized by applicable regulations under the Code.

(m) “Participant” shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

(n) “Participating Employer” shall mean the Company,  UDC, Inc. and such other Company Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

(o) “Plan” shall mean the Universal Display Corporation 2009 Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.

(p) “Plan Administrator” shall mean the committee appointed by the Board to administer the Plan.

(q) “Purchase Date” shall mean the last business day of each Purchase Period.  The initial Purchase Date shall be September 30, 2009.

(r) “Purchase Period” shall mean each three-month period beginning January 1, April 1, July 1 and October 1 (or other period designated by the Plan Administrator before the beginning of the Purchase Period), at the end of which shares of Common Stock shall be purchased on behalf of each Participant.

3. PURCHASE PERIODS

(a) Purchase Periods.  Shares of Common Stock shall be offered for purchase under the Plan through a series of consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

(b) Duration of Purchase Periods.  Each Purchase Period shall be of such duration (not to exceed 24 months) as shall be determined by the Plan Administrator prior to the beginning of the Purchase Period.  The first Purchase Period shall begin on July 1, 2009 and shall end on September 30, 2009, subject to shareholder approval of the Plan.  On and after September 30, 2009, each Purchase Period shall commence at a three-month interval on each January 1, April 1, July 1 and October 1.  The Plan Administrator may establish different (shorter or longer) Purchase Periods, before the beginning of the applicable Purchase Period, as the Plan Administrator deems appropriate.

4. ELIGIBILITY

(a) Commencement of Participation.  Except as provided in Article 7, an Eligible Employee who is employed by a Participating Employer on the Effective Date shall be eligible to participate in the Plan as of the Effective Date.  Except as provided in Article 7, all other Eligible Employees shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the date on which the Eligible Employee becomes an Eligible Employee.

(b) Enrollment Forms.  In order to participate in the Plan for a particular Purchase Period, an Eligible Employee must complete enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement, a payroll deduction authorization and a brokerage account authorization form) and must file such forms with the Plan Administrator (or its designee) at such time before the Entry Date for that Purchase Period as may be determined by the Plan Administrator.  An Eligible Employee who is actively participating in the Plan shall automatically be enrolled as a Participant for the next Purchase Period, unless the Eligible Employee elects otherwise at least seven days prior to the beginning of the next Purchase Period (or by such other date as the Plan Administrator determines) by filing the appropriate form with the Plan Administrator (or its designee).

5. PAYROLL DEDUCTIONS

(a) Elections.  The payroll deduction authorized by a Participant for purposes of acquiring shares of Common Stock during a Purchase Period may be any multiple of 1% of the Compensation paid to the Participant during the Purchase Period, up to a maximum of 10% of Compensation.  The deduction rate so authorized shall continue in effect throughout the Purchase Period, except to the extent such rate is changed in accordance with the following guidelines:

(i) The Participant may, at any time during the Purchase Period, reduce his or her rate of payroll deduction, to become effective as soon as possible after filing the appropriate form with the Plan Administrator.  The Participant may not effect more than one such reduction per Purchase Period.

(ii) Prior to the commencement of any new Purchase Period, a Participant may increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator.  The new rate (which may not exceed 10% of Compensation) shall become effective on the next Entry Date following the filing of such form.

(b) Commencement.  Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Purchase Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Purchase Period.  The amounts so collected shall be credited to a book account established on the Company’s records for the Participant.  No interest shall be paid on the balance from time to time outstanding in such account.  The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c) Cessation of Payroll Deductions.  Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the Plan.

6. PURCHASE RIGHTS

(a) Grant of Purchase Rights.  A Participant shall be granted a separate purchase right for each Purchase Period in which the Participant enrolls.  The purchase right shall be granted on the Entry Date of the Purchase Period and shall provide the Participant with the right to purchase shares of Common Stock, at the end of that Purchase Period, upon the terms set forth below.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(b) Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date for the Purchase Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on the Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Period to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.  As promptly as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant’s designated brokerage account, which accounts shall be established at one or more brokerage firms as authorized by the Plan Administrator (or its designee), of a certificate or book-entry deposit representing the shares of Common Stock purchased by the Participant on the Purchase Date.

(c) Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Purchase Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on the Purchase Date shall be equal to the lower of (i) 85% of the Fair Market Value per share of Common Stock on the Entry Date of the Purchase Period or (ii) 85% of the Fair Market Value per share of Common Stock on the Purchase Date.  The Plan Administrator may change the purchase price prior to the beginning of a Purchase Period, provided that the purchase price may not be less than the purchase price derived from the formula described in the preceding sentence.

(d) Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on the Purchase Date for a Purchase Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period by the purchase price in effect for the Participant for that Purchase Date.  However, the maximum number of shares of Common Stock that may be purchased by a Participant on any Purchase Date shall not exceed 12,500 shares, subject to adjustment as described in Section 9(b).  The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Purchase Period, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant for the Purchase Period.

(e) Excess Payroll Deductions.  Any payroll deductions that are not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date, unless the Participant requests a refund.  Any payroll deductions that are not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant as of a Purchase Date shall be promptly refunded.

(f) Suspension of Payroll Deductions.  In the event that a Participant is precluded from purchasing additional shares of Common Stock on a Purchase Date by reason of the accrual limitations in Article 7, then no further payroll deductions shall be collected from the Participant with respect to that Purchase Period.

(g) Withdrawal from Purchase Period.  The following provisions shall govern a Participant’s withdrawal from a Purchase Period:

(i) A Participant may withdraw from the Purchase Period in which he or she is enrolled at least seven days prior to the Purchase Date (or by such other date as the Plan Administrator determines) by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from the Participant with respect to that Purchase Period.  Any payroll deductions collected during the Purchase Period in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the Purchase Date.  If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Period in which such withdrawal occurs shall be refunded as soon as possible.

(ii) The Participant’s withdrawal from a Purchase Period shall be irrevocable, and the Participant may not subsequently rejoin that Purchase Period at a later date.  In order to resume participation in any subsequent Purchase Period, the Participant must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the Entry Date of the subsequent Purchase Period.

(h) Termination of Purchase Right.  If a Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, the Participant’s purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded to the Participant.

(i) Change of Control.  Unless the Plan Administrator determines otherwise, immediately prior to the effective date of any Change of Control of the Company (as determined by the Plan Administrator), each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each Participant for the Purchase Period in which the Change of Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to the lower of (i) 85% of the Fair Market Value per share of Common Stock on the first day of the Purchase Period or (ii) 85% of the Fair Market Value per share of Common Stock immediately prior to the effective date of the Change of Control, or such other purchase price formula as may be in effect for the Purchase Period consistent with the Plan.  The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

(j) Proration of Purchase Rights.  If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be refunded.

(k) Assignability.  A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

(l) Shareholder Rights.  A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

7. ACCRUAL LIMITATIONS

(a) Dollar Limitation.  No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase more than $25,000 worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding.  For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall apply:

(i) The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date on which such right is outstanding and exercisable.

(ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year in which such rights were at any time outstanding.

(b) Refund.  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions that the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded.

8. ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.  As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant.  The Plan Administrator may delegate its ministerial duties to one or more subcommittees or to a third party administrator, as it deems appropriate.

9. STOCK SUBJECT TO PLAN

(a) Number of Shares.  Subject to adjustment as described below, the aggregate number of shares of Common Stock of the Company that may be issued or transferred under the Plan is 1,000,000 shares.  The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.

(b) Adjustment.  If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder.  In addition, the Plan Administrator shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (b) or applicable law.  Any adjustments made by the Plan Administrator shall be consistent with Code section 423 and shall be final, binding and conclusive.

10. EFFECTIVE DATE AND TERM OF THE PLAN

(a) Effective Date.  The Plan was adopted by the Board on April 7, 2009, and shall become effective at the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the shareholders of the Company and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), and all applicable listing requirements of the NASDAQ Global Market (or other stock exchange if applicable) and all other applicable requirements established by law or regulation have been met.  In the event such shareholder approval is not obtained, or such compliance is not effected, within 12 months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial Purchase Period hereunder shall be refunded.

(b) Term.  Unless sooner terminated by the Board, the Plan shall terminate upon the earlier of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change of Control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

11. AMENDMENT AND TERMINATION

(a) Amendment; Termination.  The Board may alter, amend, suspend or terminate the Plan at any time.  In the event of Plan termination, any outstanding payroll deductions that are not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be refunded to such Participants as soon as administratively possible.

(b) Shareholder Approval.  In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

12. GENERAL PROVISIONS

(a) Expenses.  All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

(b) No Right of Employment.  Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate or interfere with or otherwise restrict in any way the rights of the Company or any Company Affiliate to terminate a Participant’s employment at any time for any reason, with or without cause.

(c) Withholding.  If and to the extent that any stock purchases or sales under this Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to Participant.

(d) Governing Law.  The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.